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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              July 24, 1997


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                            CNA FINANCIAL CORPORATION





               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                             1-5823             36-6169860
(State or Other Jurisdiction                 (Commission        (IRS Employer
      of Incorporation)                     File Number)     Identification No.)

      CNA PLAZA, CHICAGO, ILLINOIS                                   60685
(Address of Principal Executive Offices)                          (Zip Code)

  Registrant's telephone number, including area code            (312) 822-5000

          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS




Exhibit No.                                  Description
-----------                                  -----------

99.01 On July 30, 1997, CNA Financial Corporation issued a press release announcing that W. James MacGinnitie has been named chief financial officer and senior vice president of CNA. MacGinnitie replaces Peter E. Jokiel, who was promoted to president of CNA Life in April of this year. MacGinnitie comes to CNA from Ernst & Young LLP., where he has been a partner and national director of actuarial services since 1994. He will assume his new position on a full time basis October 1. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.


99.02 On July 24, 1997, CNA Financial Corporation issued a press release announcing that Carolyn L. Murphy, senior vice president and head of CNA's Commercial Operations, announced her retirement effective October 1, 1997. With Murphy's retirement, Commercial Insurance and Risk Management will then become separate operating departments of CNA, replacing the current Commercial Operations structure.Peter P. Conway, president of CNA Risk Management, and Michael S. McGavick, president of CNA Commercial Insurance, will immediately assume additional duties as senior vice presidents and members of CNA's senior management team. A copy of the press release is attached hereto as Exhibit 99.02 and is incorporated herein by reference.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CNA FINANCIAL CORPORATION


Date:   August 4, 1997                      By:  S/PATRICIA L. KUBERA
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                                                 Patricia L. Kubera
                                                 Group Vice President and
                                                 Controller